Amendment to
Amended and Restated Transfer Agency Agreement
Between JNL Variable Fund LLC
and Jackson National Asset Management, LLC

This Amendment is by and between JNL Variable Fund LLC, a Delaware limited liability company (the “Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).
Witnesseth
Whereas, the Fund and JNAM (the “Parties”) entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended (the “Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate fund of shares (each a “fund”) of the Fund, as set forth on Schedule A of the Agreement.

Whereas, the Board of Managers of the Fund (the “Board”) has approved fund mergers for certain funds and fund name changes, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers
1)   JNL/Mellon Capital JNL 5 Fund to merge into the JNL/RAFI® Multi-Factor U.S. Equity Fund of JNL Series Trust; and
2)   JNL/Mellon Capital S&P® SMid 60 Fund to merge into the JNL/RAFI® Fundamental U.S. Small Cap Fund of JNL Series Trust.

Fund Name Changes
1)  JNL/Mellon Capital DowSM Index Fund change to JNL/Mellon DowSM Index Fund ;
2)  JNL/Mellon Capital MSCI World Index Fund change to JNL/Mellon MSCI World Index Fund ;
3)  JNL/Mellon Capital Nasdaq® 100 Index Fund change to JNL/Mellon Nasdaq® 100 Index Fund ;
4)  JNL/Mellon Capital Consumer Discretionary Sector Fund change to JNL/Mellon Consumer Discretionary Sector Fund ;
5)  JNL/Mellon Capital Energy Sector Fund change to JNL/Mellon Energy Sector Fund ;
6)  JNL/Mellon Capital Financial Sector Fund change to JNL/Mellon Financial Sector Fund ;
7)  JNL/Mellon Capital Healthcare Sector Fund change to JNL/Mellon Healthcare Sector Fund ;
8)  JNL/Mellon Capital Information Technology Sector Fund change to JNL/Mellon Information Technology Sector Fund ; and
9)  JNL/Mellon Capital Telecommunications Sector Fund change to JNL/Mellon Communication Services Sector Fund .

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Parties have agreed to amend the Agreement, effective June 24, 2019, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated June 24, 2019, attached hereto.
2)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective June 24, 2019.
Attest:		JNL Variable Fund LLC

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
	Norma M. Mendez	Name:	Mark D. Nerud
		Title:	President and CEO

Schedule A
Dated June 24, 2019
(List of Funds)

Funds

JNL/Mellon DowSM Index Fund
JNL/Mellon MSCI World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Information Technology Sector Fund

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